UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of Principal Executive Offices) (Zip Code)

OPPENHEIMER HOLDINGS INC. 2014 INCENTIVE PLAN
(Full title of the plan)

Dennis P. McNamara
Oppenheimer Holdings Inc.
85 Broad Street
New York, NY 10004
(Name and address of agent for service)

(212) 668-8000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer", "accelerated filer", "smaller reporting company", and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check is a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Tittle of securities to be registered (¹)	Amount to be registered	Proposed maximum offering price per share (¹)	Proposed maximum aggregate offering price (¹)	Amount of registration fee (¹)
Class A non-voting common stock	1,000,000	$17.05	$17,050,000	$1,976.10

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high ($17.20) and low ($16.90) prices of the Class A non-voting common stock on May 8, 2017 on The New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement relates to shares of Class A non-voting common stock (the “Class A Stock”) of Oppenheimer Holdings Inc., a Delaware corporation (the “Company”), to be issued pursuant to the Oppenheimer Holdings Inc. 2014 Incentive Plan (the “2014 Plan”). The 2014 Plan amends, restates and replaces two separate plans previously in place: the Company’s 2006 Equity Incentive Plan, adopted May 14, 2007, as amended (the “2006 Plan”), and the Oppenheimer & Co. Inc. Employee Share Plan adopted May 9, 2005, as amended (the “2005 ESP,” and together with the 2006 Plan, the “Prior Plans”). Registration Statements (the “Plan Registration Statements”) relating to shares of Class A Stock to be offered and sold by the Prior Plans were filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2014 with respect to 1,250,000 shares of Class A Stock (No. 333-19591); April 26, 2012 with respect to 500,000 shares of Class A Stock (No. 333-180979); March 4, 2009 with respect to 380,000 shares of Class A Stock (No. 333-157686); October 29, 2007 with respect to 800,000 shares of Class A Stock (No. 333-146989); and November 2, 2005 with respect to 750,000 shares of Class A Stock (No. 333-129389), the contents of which are incorporated herein by reference.

On May 8, 2017, holders of the Class B voting common stock of the Company voted to approve increasing the number of shares of Class A Stock available to the 2014 Plan by 1,000,000 shares of Class A Stock. This Registration Statement registers these additional 1,000,000 shares of Class A Stock to be available to the 2014 Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), the documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be delivered to the recipients of the Oppenheimer Holdings Inc. 2014 Incentive Plan. Pursuant to Rule 428 under the Securities Act, these documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this Registration Statement:

(1)	The Annual Report on Form 10-K of Oppenheimer Holdings Inc. for the fiscal year ended December 31, 2016;

(2)	The Quarterly Report on Form 10-Q of Oppenheimer Holdings Inc. for the fiscal quarter ended March 31, 2017;

(3)	The Current Reports on Form 8-K of Oppenheimer Holdings Inc. filed with the SEC on January 27, 2017, March 15, 2017 and May 9, 2017; and

(4)
The description of the Class A non-voting common stock of Oppenheimer Holdings Inc. contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and any amendments thereto or other reports that are filed for the purpose of updating such description.

In addition to the foregoing, all documents filed by Oppenheimer Holdings Inc. subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated herein, by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

The validity of the Class A non-voting common stock issuable pursuant to the Oppenheimer Holdings Inc. 2014 Incentive Plan has been opined upon by Schnader Harrison Segal & Lewis LLP.

Item 6.        Indemnification of Directors and Officers.

Oppenheimer Holdings Inc. is obligated by its bylaws to indemnify its directors and officers and the directors and officers of its subsidiaries. Oppenheimer Holdings Inc. has entered into indemnity agreements with each of its directors as well as certain officers providing for such indemnities. In addition, Oppenheimer Holdings Inc. carries liability insurance for its directors and officers and the directors and officers of its subsidiaries.

Item 7.        Exemption from Registration Claimed.

Not applicable.

Item 8.        Exhibits.

All exhibits are filed herewith unless otherwise indicated. For a list of the exhibits required by this item, see the Index to Exhibits immediately following the signature pages.

Item 9.        Undertakings.
The registrant hereby undertakes:
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
To include any prospectus required by Section 10(a)(3) of the Securities Act;
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to any arrangement, provision or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that any claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of May, 2017.

OPPENHEIMER HOLDINGS INC.
(Registrant)

By: /s/ A.G. Lowenthal --------------------------------- A.G. Lowenthal Chairman and Chief Executive Officer, (On behalf of the Registrant)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeffrey J. Alfano, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Tittle	Date

/s/ A.G. Lowenthal A.G. Lowenthal	Chairman of the Board, Chief Executive Officer, Director (principal executive officer)	May 8, 2017

/s/ J.J. Alfano J.J Alfano	Chief Financial Officer (principal financial and accounting officer)	May 8, 2017

/s/ E. Behrens E. Behrens	Director	May 8, 2017

/s/ T.M. Dwyer T.M. Dwyer	Director	May 8, 2017

/s/ W. Ehrhardt W. Ehrhardt	Director	May 8, 2017

/s/ P.M. Friedman P.M. Friedman	Director	May 8, 2017

/s/ M.AM. Keehner M.A.M Keehner	Director	May 8, 2017

/s/ R.S. Lowenthal R.S. Lowenthal	Director	May 8, 2017

/s/ A.W. Oughtred A.W. Oughtred	Director	May 8, 2017

/s/ E.K. Roberts E.K. Roberts	Director	May 8, 2017

INDEX TO EXHIBITS

Exhibits designated by an asterisk have been heretofore filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act and are hereby incorporated herein by reference to the pertinent prior filing.

Exhibit No.	Description of Exhibit	Sequentially Numbered Page

4(a)	Articles of Incorporation of Oppenheimer Holdings Inc. (previously filed as an exhibit to Form 10-Q for the quarterly period ended June 30, 2009).	*
4(b)	By-Laws (previously filed as an exhibit to Form 10-Q for the quarterly period ended June 30, 2009).	*
5	Opinion of Schnader Harrison Segal & Lewis LLP regarding the legality of the issuance of the Class A non-voting common stock being registered.
10 (c )	Oppenheimer Holdings Inc. 2014 Incentive Plan (previously filed as an exhibit to Form 10-K for the fiscal year ended December 31, 2013).	*
23(a)	Consent of Deloitte & Touche LLP
23(b)	Consent of Schnader Harrison Segal & Lewis LLP (included in Exhibit 5).
24	Power of Attorney (included on the signature pages of this registration statement).

EXHIBITS 5 and 23(b)
OPINION OF COUNSEL
CONSENT OF COUNSEL

Schnader Harrison Segal & Lewis LLP

May 9, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, D. C. 20549

Re:	Oppenheimer Holdings Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Oppenheimer Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 dated May 9, 2017, registering an aggregate of 1,000,000 shares of Class A non-voting common stock (the “Class A Stock”) of the Company reserved for issuance under the Oppenheimer Holdings Inc. 2014 Incentive Plan (the “Plan”).

We are qualified to practice law in the State of New York. We have made no investigation of the laws of any jurisdiction other than, and the opinions hereinafter expressed are confined to, the corporation law of the State of Delaware and the federal securities laws.

We have examined such corporate records of the Company and other documents and certificates as we have deemed necessary and appropriate under the circumstances to furnish the following opinions:

1.
When the 1,000,000 shares of Class A Stock have been duly issued and when the Company has received the consideration for the 1,000,000 shares of Class A Stock in the manner contemplated by the Plan, the shares of Class A Stock will be duly issued, fully paid and non-assessable shares of the Company.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and all amendments thereto and to the reference to our name under the heading “Interests of Named Experts and Counsel” in the Registration Statement.

Yours very truly,
/s/ Schnader Harrison Segal & Lewis LLP

EXHIBIT 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Oppenheimer Holdings Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated March 3, 2017, appearing in the Annual Report on Form 10‑K of the Company for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP
New York, NY
May 9, 2017

EXHIBIT 23(b)

THE CONSENT OF SCHNADER HARRISON SEGAL & LEWIS LLP IS INCLUDED IN EXHIBIT 5 CONTAINED HEREIN.